Exhibit 10.11

Dated 1th JULY 2022

Between

NEWCENTURY TRADING (INDIA) PRIVATE LIMITED
(India CIN：U74999TN2021FTC144120)
("Buyer")

And

NEW CENTURY SOFA INDIA PRIVATE LIMITED
(India CIN：U36900TN2021FTC143926)
("Contractor")

CONTRACT MANUFACTURING AGREEMENT

THIS AGREEMENT is made on 1th day of July 2022

Between

NEWCENTURY TRADING (INDIA) PRIVATE LIMITED (India CIN : U74999TN2021FTC144120), a company incorporated in India and having its registered address at SVM-TULIP, Door No.1/615 Gandhi Street, Jalladianpet Chennai TN 600100 IN (the "**Buyer**");

and

NEW CENTURY SOFA INDIA PRIVATE LIMITED (India CIN : U36900TN2021FTC143926) a company incorporated in India and having its registered address at Indospace Oragadam II, No.165, Bldg No.B400 & B600 Venpakkam Village, Panruti Post, Oragadam, Kancheepuram, Chennai, Tamil Nadu, India, 603109 (the "**Contractor**") of the other part.

(Buyer and Contractor shall hereinafter be referred to individually as a "**Party**" and collectively, as the "**Parties**")

Whereas

I. The Buyer carries on the business of design, development, manufacture and sale of the brands of leather upholstery (the "**Products**") set out in **Annex 1** hereto. The Buyer requires services to be provided for the manufacture of the Products and the Contractor has represented to the Buyer that they have the necessary skills and expertise to provide the requisite manufacturing services.

II. At the Buyer's direction regarding the design and specifications, the Contractor manufactures the Products and sells all of its output of such Products to the Buyer or parties designated by the Buyer.

III. The Parties to this Agreement are independent contractors, and neither Party is, and nothing in this Agreement shall constitute either Party as, the employer, principal, agent or partner of, or in a joint venture with, the other. The Parties to this Agreement shall be regarded as independent contractors dealing at arm's length.

IV. The Buyer and the Contractor have agreed to enter into this Agreement to regulate the provision of the manufacturing services.

NOW THEREFORE in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged in the Parties agree as follows:

1. **Manufacturing Services**

1.1 During the term of this Agreement, Contractor shall provide the Buyer with the services required to manufacture the Products (the "**Services**").

1.2 The Contractor shall ensure that the Services, all ancillary operations carried out in connection therewith (the "**Operations**") and the Products shall comply with the specifications, quality, assurance and manufacturing capabilities specified by the Buyer in writing from time to time.

1.3 The Contractor shall devote its entire manufacturing capacity to the production of the Products to be sold to the Buyer, or as prescribed in writing by the Buyer. Furthermore, the Contractor shall not alter the agreed manufacturing capacity without the written consent of the Buyer.

2. **Fee Structure and Payment**

2.1 In consideration of the Services provided by the Contractor, the Buyer shall pay to the Contractor all direct costs in relation to production of the Products, plus a mark up as set forth in the Fee Structure attached as **Annex 4**.

2.2 The Buyer shall pay the fee as per contracted within ninety (90) Singapore working days after receipt of the invoices.

2.3 All prices computed shall be based on FOB (at the named port of departure). The Buyer is obliged to reimburse the Contractor for all costs resulting from a change in incoterms.

2.4 The fee of the Services provided is reviewed on an annual basis.

2.5 The fee structure and payment must be denominated in USD or any other currency agreed by both Parties.

3. **Exclusivity**

3.1 During the term of this Agreement, the Contractor shall not engage in any other business nor provide any other manufacturing services for any other entities including a natural person without the prior written consent of the Buyer.

3.2. All persons employed by the Contractor to provide and manage the Services and Operations shall be the employees of the Contactor and the Contractor shall be legally liable for their actions and welfare.

3.3 Should the Contractor deem it necessary to utilize subcontractors for the Services, prior written permission must be sought from the Buyer.

3.4 Within three (3) years after termination or expiration of this Agreement, without the prior written consent of the Buyer, the Contractor shall not cooperate with any company with a similar business model or a competitive relationship with the Buyer, and shall not manufacture any sofa. If the Contractor violates this Agreement, the Buyer has the right to demand the Contractor to pay all its profits to the Buyer within seven (7) days from the written notice of the Buyer without any objection from the Contractor.

4. <u>Orders</u>

4.1 The Buyer will place orders with the Contractor for the Products specifying the quantity, type, packaging, labeling, any other unique product specifications required in any particular case, the required date of delivery and relevant location for delivery.

4.2 All orders made and represented by the Buyer to the Contractor shall be deemed to be accepted and confirmed by the Contractor.

5 <u>Supply of Materials</u>

5.1 The suppliers of the raw materials are the Buyer's contacts and business partners. After this Agreement is terminated or ended, the Contractor shall not contact nor cooperate with the suppliers previously introduced by the Buyer.

5.2 Except with the prior written consent of the Buyer, the Contractor shall purchase all materials and other necessary components from the Buyer's nominated suppliers at the Contractor's own cost and expense.

5.3 Except with the prior written consent of Buyer, the Contractor shall not use any other materials or components in the manufacture of the Products other than those specified and required by Buyer.

6. <u>Delivery of Products</u>

6.1 The Contractor shall ensure that the Products manufactured will be delivered in accordance with such delivery schedules as directed by the Buyer.

7. <u>Contract Administration</u>

7.1 The Contractor shall maintain all records of the following documents:-

a. Quality audits and monitors.
b. Purchase Order Process Flow and Manufacturing Process Flow as set out in **Annex 2** and **Annex 3**.

The above mentioned records which are kept by the Contractor shall be made accessible to the Buyer upon request.

7.2 The Contractor shall prepare and maintain detailed accounts and records of the quantities of all Products manufactured, sold and delivered under this Agreement and of any expense, cost or other item which constitutes a component upon which the price for the Products is determined.

7.3 The Buyer shall have the right, upon prior notice to enter the Contractor's premises and examine those books and records of the Contractor which are relevant to the determination of the fee for the Products under this Agreement.

7.4 In the event any or all of the conditions stipulated are not met or present during the Operations, the Contractor shall immediately do the following:

a. Report abnormal conditions and Products affected the Buyer and undertake the necessary corrective action.

7.5 The Buyer has ownership of all documents prepared and kept by the Contractor in relation to this Agreement. Upon termination or expiration of this Agreement, the Contractor shall deliver the original documents to the Buyer within three (3) days and destroy all copies, electronic materials and any other related documents.

8. <u>Specifications, Quality and Claims</u>

8.1. The Contractor shall manufacture and assure that specifications and quality standards of the Products adheres to the requirements as directed by the Buyer.

8.2 The Buyer will from time to time supply the Contractor with modifications to, or additional specifications and quality standards for the Products to be manufactured for, and sold by the Contractor to the Buyer and the Buyer will strictly adhere to such specifications and quality standards PROVIDED HOWEVER that if the Buyer makes such changes, it shall provide appropriate change notices to the Contractor. If such changes adversely affect productivity, the Contractor shall promptly notify the Buyer.

8.3 Upon transfer of title of the Products, the Contractor will continue to be responsible for, and bear the risk of loss relating to, product warranties and product liability with respect to the Products.

8.4 Manufacturing defects will remain the responsibility of the Contractor at all relevant times.

8.5 The Contractor is not allowed to make any changes to the specifications without the written authorization of the Buyer.

8.6 The Contractor will indemnify the Buyer for all claims brought by the Buyer's customers, arising from product defects and delivery delays. The Contractor will not raise any objections in indemnifying the Buyer.

9. Access to Manufacturing Facilities and Storage Premises

9.1 Upon prior reasonable notice, the Buyer shall at all times during the term of this Agreement be entitled to inspect any premises where Products are manufactured or stored. The Buyer shall also have reasonable access to all parts of such premises and may inspect and test such Products.

10. Security, Insurance and Destruction

10.1 The Contractor shall take all necessary precautions to secure the areas in its facilities that relates in any way to this Agreement, including, but not limited to, storage areas for finished goods and refuse or disposal areas containing scrap, rejects, or other materials. The Contractor shall immediately report to the Buyer any breach or suspected breach of its security. Such report shall in no way relieve the Contractor of any of its obligations or responsibilities under this Agreement.

10.2 The Contractor, shall at its own cost and expense, take out an insurance coverage (of an amount satisfactory to the Buyer) against damage, destruction, theft or loss of its inventory on hand (including the materials and the Products), under advice from the Buyer.

11. Ownership of Intangibles

11.1 Any manufacturing intangibles (such as designs, trade secrets and product formulas) and marketing intangibles (such as trade names, trademarks, and package designs) specified by the Buyer for the manufacture of the Products under this Agreement remains as the property of the Buyer by virtue of this Agreement and shall not be used by the Contractor otherwise than for the performance of its obligations hereunder. The Buyer represents that it owns or otherwise has or will have all necessary rights to those trademarks which are specified by the Buyer for the purpose of the performance by the Contractor of its obligations hereunder.

11.2 Nothing in this Agreement shall give the Contractor or any of its representatives any rights in respect of intellectual property rights, marks or goodwill related thereto, nor shall the Contractor at any time assert any right, title or interest in the foregoing. The Contractor hereby acknowledges that, except as expressly provided in this Agreement, the Contractor or its representatives shall not acquire any rights of any nature

whatsoever in relation to such intellectual property rights or marks, and that all such rights and goodwill belong solely and continue to belong to the Buyer.

12. Term and Early Termination

12.1 Subject to the provision of this clause 12, this Agreement shall be effective for twenty (20) years commencing from the date of this Agreement.

12.2 The Buyer may immediately terminate this Agreement without notice should the Contractor is directly or indirectly controlled by any third party or parties other than by which it is controlled at the date of this Agreement.

12.3 The Buyer may also terminate this Agreement for non-compliance with the specifications or any other criteria set forth in this Agreement. The Buyer shall not be liable for any compensation to the Contractor as a result of any early termination.

12.4 If the Contractor enters bankruptcy proceedings during the performance of this Agreement, the Buyer has the right to terminate this Agreement without bearing any losses caused to the Contractor.

12.5 The Contractor shall destroy or dispose of all samples of the Products and all materials related to the Products in the Contractor's possession or at the Buyer's request, send or return such sample or materials to the Buyer within seven (7) days after this Agreement is terminated or ended.

12.6 After this Agreement is terminated or ended, the Contractor shall immediately cease all manufacturing activities.

13. Confidentiality

13.1 The Contractor agrees that all technical data supplied to the Contractor by the Buyer hereunder including but not limited to all data, designs, drawings, plans, specifications, samples, and any and all other memoranda, material and written information which may be or has been furnished to the Contractor by the Buyer shall be kept confidential and shall not be disclosed to any other party other than the Contractor's employees on a need to know basis.

13.2 The Contractor shall take all reasonable precautions against disclosure of the technical data with at least the same degree of care as it uses for its own information or material which it does not want disclosed. All reasonable means of preventing its employees from disclosing technical data to persons outside its company must also be employed.

13.3 The Contractor shall within seven (7) days after the termination or expiration of this Agreement, forward to the Buyer, or to its designee, all

technical data which may be in its possession or control and the Contractor shall thereafter make no further use, either directly or indirectly, of any such technical data.

13.4 The Parties agree that suppliers' names and list are confidential information.

14. Compliance with Laws

14.1 To the extend application hereto, the Contractor shall comply with all laws, regulations, governmental policies and guidelines.

14.2 The Contractor must obtain any license and authorization necessary for the manufacture of the Products.

15 Miscellaneous

15.1 The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

15.2 This Agreement shall be governed by, and construed in accordance with the laws of Singapore. Any disputes shall be subject to the exclusive jurisdiction of the Singapore Courts.

15.3 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF the Parties have set their hand or stamp on the date first above written.

Signed for and on behalf of)
NEWCENTURY TRADING (INDIA))
PRIVATE LIMITED)
(India CIN：U74999TN2021FTC144120))
by its authorized signatory)
in the presence of:-) ______________________

Signed for and on behalf of)
NEW CENTURY SOFA INDIA PRIVATE)
LIMITED)
(India CIN：U36900TN2021FTC143926))
by its authorized signatory)
in the presence of:-) ______________________

Annex 1

The Products

1) HTL;

2) Domicil;

3) Fabbrica;

4) Corium;

5) Kokunn;

6) Gallery;

7) Relax Studio; and

8) Any other Products agreed between the Buyer and the Contractor.

Annex 2
Purchase Order Process Flow


BUYER ISSUES PURCHASE ORDER (P.O)
CONTRACTOR ISSUES CUSTOMER CONFIRMATION ORDER (C.O)
CONTRACTOR CONFIRMS PRODUCTION SCHEDULE INDICATING ESTIMATED TIME OF DEPARTURE (ETD)

Annex 3
Manufacturing Process Flow


JOB FUNCTION FOR THE CONTRACTOR
BUYER PLACES ORDER
GENERATE MANUFACTURING ORDER (M.O)
SALES DEPARTMENT
COMPLETE M.O
PRODUCTION DEPARTMENT
PREPARE SHIPMENT FOR EXPORT
GENERATE SALES DOCUMENTS
SHIPPING DEPARTMENT
DELIVERY ORDER
INVOICE

Annex 4
Fee Structure

Definitions:-

(a) "Arms length prices" shall mean prices determined in a manner consistent with the Transfer Pricing Guidelines for Multinational Enterprises and Tax Administrations, published by Organization for Economic Cooperation and Development.

(b) "Operating assets" shall mean the net written down value (as defined under generally accepted accounting principles) of all assets used by Contractor in the manufacture of the Products under this Agreement including but not limited to current assets such as accounts receivable and inventories, and property, plant and equipment, but excluding investments in subsidiaries or associates, portfolio investments and cash and cash equivalents.

(c) "Cost" shall mean the fully absorbed product cost to produce the Products as defined under generally accepted accounting principles.

Pricing Principles:-

1.1 The Parties intend that the transfer prices for the Products shall at arm's length reflecting:

(a) the manufacturing functions performed by the Contractor;
(b) the operating assets employed by the Contractor to the extent allocated to the manufacture of the Products; and
(c) the market and business risks assumed by the Contractor.

1.2 The arm's length prices for the payment of the Products are best determined by application of the cost plus method.

1.3 The cost plus method determines arm's length transfer prices for the Products by reference to adjusted mark-ups on cost of comparable uncontrolled manufacturers performing similar manufacturing functions and assuming substantially the same market and business risks as are performed and assumed by the Contractor.

1.4 The Parties intend to review the range of adjusted mark-ups on cost on a periodic basis and shall confirm for each calendar year, as set out in Clause 2.2, whether there shall be any amendment to the range of adjusted mark-ups as may appropriate under the circumstances of such

subsequent calendar year, in order to provide an arm's length return to the Contractor.

Determination of Prices:

The determination of prices should be based on the formula stated below:

RAW MATERIALS + MARK UP